Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Form 10-12G/A of our report dated September 19, 2022 relating to the financial statements of Bellatora, Inc. as of December 31, 2021 and 2020 and to all references to our firm included in this Registration Statement.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

January 6, 2023